UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 23, 2008

BAYHILL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10757 S. Riverfront Pkwy South Jordan, Utah		84095
(Address of principal executive offices)		(Zip Code)

(801) 705-5128
(Registrant’s telephone number, including area code)

Cognigen Networks, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

177633-001

Item 1.01                       Entry into a Material Definitive Agreement

At a special meeting of shareholders held on March 31, 2008 (the “Special Meeting”), the shareholders of Cognigen Networks, Inc. (the “Company”) approved a proposal to adopt the Cognigen Networks, Inc. 2008 Stock Incentive Plan (the “Stock Incentive Plan”).  The Stock Incentive Plan became effective on April 23, 2008.  The Stock Incentive Plan was approved prior to the Company completing a one for 50 reverse split of the Company’s common stock.  Accordingly, the number of shares available for awards under the form of Stock Incentive Plan approved by the Company’s shareholders did not reflect the effect of the one for 50 reverse stock split also approved by the Company’s shareholders at the Special Meeting.  The reverse split is more fully discussed in Item 3.03 below.

All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company. The Stock Incentive Plan will continue until April 23, 2018.  A maximum of 15,000,000 shares of common stock of the Company (which became 300,000 shares of common stock following the consummation of the reverse split discussed in Item 3.01 below) are available for issuance under the Stock Incentive Plan.   The following types of awards are available under the Stock Incentive Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards.  The Board of Directors of the Company may, from time to time, alter, amend, suspend or terminate the Stock Incentive Plan.

Item 3.03                       Material Modification to Rights of Security Holders

At the Special Meeting, the shareholders of the Company approved proposals to change the Company’s name to “BayHill Capital Corporation” (the “Name Change”), to effect a reverse stock split of the Company’s common stock, at a ratio of one post-split share for each 50 pre-split shares (the “Reverse Split”), and to re-incorporate the Company under the Delaware General Corporation Law (the “Re-Incorporation”).  All such proposals were discussed more fully in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 3, 2008 and distributed to the Company’s shareholders.  Following the Special Meeting, the Company’s Board of Directors authorized the Company’s management to implement the actions approved by the Company’s shareholders.

On April 21, 2008, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Colorado, a copy of which is attached hereto as Exhibit 99.2.  The Amended and Restated Articles of Incorporation became effective on April 23, 2008.  The Amended and Restated Articles of Incorporation effected the Name Change and the Reverse Split.

On April 24, 2008, the Company filed a Certificate of Conversion with the Secretary of State of the State of Colorado, a copy of which is attached hereto as Exhibit 99.3, a Certificate of Conversion with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 99.4, and a Certificate of Incorporation with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 99.5, pursuant to which the Company effected the Re-Incorporation.

Item 5.02(e)                 Compensatory Arrangements of Certain Officers

Reference is made to Item 1.01 above.  Although no awards have been granted to executive officers of the Company under the Stock Incentive Plan as of the date of this Report, executive officers of the Company are eligible to participate in the Stock Incentive Plan, and the Company anticipates that awards will be issued to one or more of the Company’s executive officers pursuant to the Stock Incentive Plan.

Item 8.01                       Other Events

In connection with the items discussed in Item 3.03 above, the common stock of the Company began trading under a new symbol (“BYHL”) on April 23, 2008.

On April 23, 2008, the Company issued a press release announcing the Name Change, the Reverse Split, the Re-Incorporation and the change in the trading symbol for the Company’s common stock.  A copy of the press release is attached hereto as Exhibit 99.6.

Item 9.01                       Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title of Document	Location

99.1	Cognigen Networks, Inc. 2008 Stock Incentive Plan	Attached

99.2	Amended and Restated Articles of Incorporation of Cognigen Networks, Inc., dated as of April 23, 2008	Attached

99.3	Colorado Certificate of Conversion of Cognigen Networks, Inc., dated as of April 24, 2008	Attached

99.4	Delaware Certificate of Conversion of Cognigen Networks, Inc., dated as of April 24, 2008	Attached

99.5	Certificate of Incorporation of BayHill Capital Corporation, dated as of April 24, 2008	Attached

99.6	Press Release dated April 23, 2008	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYHILL CAPITAL CORPORATION

Date: April 29, 2008                                                                By:           /s/ Robert K. Bench
Robert K. Bench, Chief Executive Officer Chief Financial Officer and Treasurer

177633-001